Exhibit 4.7

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COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

CONFIDENTIAL

Transportation Services Agreement

This Transportation Services Agreement (“Agreement”) is made as of the 26th day of May 2020 by and between Goodfood Market Inc. whose address is 4600 Hickmore Street, Saint-Laurent, Quebec, H4T 1K2 hereby named Goodfood and ParcelPal (“Carrier”) whose address is 190 Alexander St, Vancouver, BC V6A 2S5 (each a “Party”, together the “Parties”)

The Parties in joint agreement, wish to establish a Transportation Service Agreement effective June 1, 2020 (the “Effective Date”) as follows:

1.	SCOPE OF SERVICES

A.	Carrier agrees to provide transportation and other services to Goodfood as detailed in Schedule A

B.	Except as otherwise provided herein, Carrier shall be solely responsible for the provision and coordination of all drivers and the operation and maintenance of the vehicles and all costs and expenses relating thereto.

2.	TERMINATION

Either Party shall be able to terminate this Agreement without cause and at any time, upon a [***] prior written notice to the other Party. Equally, failure to uphold quality at a level of [***]or higher on a [***] rolling average (under the weekly Quality Control (“QC”) Report provided weekly to Carrier) allows Goodfood to terminate the agreement on [***] notice.

3.	INVOICING, COMPENSATION, AND PAYMENT TERMS

Goodfood agrees to compensate Carrier in accordance with the rates detailed in Schedule B of this Transportation Service Agreement.

Goodfood shall remit payment to Carrier within [***] from receipt of each weekly invoice via electronic funds transfer (“EFT”) or within [***] via automatic credit card payment (either method is available).

4.	Service Level Agreement (SLA)

The Parties agree to a Service Level Agreement (“SLA”) for confirmed delivery issues greater than [***] listed as “Carrier Delay, Carrier Issue, Delivery Instructions not Respected, Delivery to Wrong Address, or Failed Box Pick-Up” on the weekly Quality Control (“QC”) Report provided by Goodfood.

SLA Process

•	Goodfood agrees to provide the QC Report to Carrier no later than [***].
•	The SLA order credits will be calculated using a baseline of total Goodfood scanned orders on a [***] basis.
•	Carrier will have until [***] to provide feedback on its investigation of issues. Goodfood agrees to provide a final adjusted QC Report by [***].

SLA Credit Amount

•	Carrier agrees to provide Goodfood with an invoice level credit equal to [***] multiplied by [***], based on [***].

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED

BY BRACKETS, IS OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD BE

COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

CONFIDENTIAL

Example Credit Calculation

Market	Volume	Issue Limit	Actual Issues	Success %	Credit Shipments
Carrier	[***]	[***]	[***]	[***]	[***]

Summary of Credit Reasons

Reason	What this includes
Carrier Delay	• Box did not arrive at the anticipated time and the delay is confirmed.
Carrier Issue	• Box was damaged. • Box was delivered to the wrong address. • Box was never delivered and has been disposed of. • Failed box pick-up. • Last mile vehicle breakdown. • Major missort.
Delivery Instructions Not Respected

• Client has delivery instructions but carrier did not respect them.

• Driver did not respect the general Goodfood delivery instructions (leave NSR, ring etc.).

• Driver was not polite (carrier was rude, disrespectful).

Delivery to Wrong Address	• The box is confirmed delivered to the wrong address (and not stolen).
Failed Box Pick-Up	• Failure to pick up an empty box left by the member (this expectation is waived during the period of COVID-19).
What are NOT delivery issues under this SLA

• Goodfood designated Act of god weather delay.

• Linehaul delay resulting in carrier delay.

• Boxes not received by carrier (confirmed by both parties).

• Client put a wrong address (or the address in the system is not the one client confirmed) leading to a delay/issue with delivery.

• Client forgot to change address.

• Box was stolen.

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BY BRACKETS, IS OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD BE

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CONFIDENTIAL

5.	CONFIDENTIAL AND PROPRIETARY INFORMATION

A.	Carrier agrees to hold all information pertaining to Goodfood’s contracts, physical plant and business operations, strictly confidential and not disclose the same to any third person without Goodfood’s express prior written consent, save and except to its employees, subcontractors and professional advisors with a need to know, and not use such information for any purpose other than in furtherance of the above described services to Goodfood. The use of such information by Carrier shall not affect Goodfood’s ownership nor the confidential nature of such information. Goodfood agrees to the same restrictions with respect to the confidential information of Carrier.

B.	The obligations assumed by Carrier and Goodfood herein shall survive the termination of this Agreement.

6.	LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with internal laws of the Province of principal operations of Carrier and the federal laws applicable therein.

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED

BY BRACKETS, IS OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD BE

COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

CONFIDENTIAL

IN WITNESS WHEREOF, this Addendum has been executed by the Parties:

this 1st day of June, 2020		this 1st day of June, 2020

Carrier		Goodfood Market Inc.

Per:	/s/ Alain Dupere	Per:	/s/ Darragh Smyth

Name:	Alain Dupere	Name:	Darragh Smyth

Title:	SR Vice President Operations	Title:	Director of Logistics

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COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

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Schedule A: Scope of Services

The transportation and other services that Carrier shall perform for or on behalf of Goodfood are:

•	Provide last mile delivery services using appropriate vehicles. All deliveries to be performed within the markets and days of week as defined by the most updated Standard Operating Procedures (“SOP”) signed by both parties.
•	Provide linehaul services as defined by the most updated SOP signed by both parties.
•	Includes scanning application for PODs and destination pictures.
•	Includes client portal allowing for real time delivery tracking and SMS messaging to members upon delivery.

Carrier will exercise all precautions to safely maneuver items into a customer’s location without creating damages.

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COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

CONFIDENTIAL

Schedule B: [***]

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[***] [***] [***] [***]

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COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

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Schedule C: [***]

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